UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 14, 2014

BARNES & NOBLE, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12302	06-1196501
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

122 Fifth Avenue, New York, New York	10011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 633-3300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On July 14, 2015, in connection with the previously announced spin-off (the “Spin-Off”) of Barnes & Noble Education, Inc. (“BNED”) from Barnes & Noble, Inc. (the “Company”), the Company entered into a Separation and Distribution Agreement (the “Separation Agreement”) with BNED pursuant to which the Company and BNED will legally and structurally separate.

Under the terms of, and subject to the conditions set forth in, the Separation Agreement the Company will distribute all issued and outstanding shares of common stock, par value $0.01 per share, of BNED (the “BNED Common Stock”) to all holders of Company common stock, par value $0.001 per share (the “Company Common Stock”), as of the record date as a pro rata dividend in the Spin-Off.  The Separation Agreement also contains provisions governing various post-Spin-Off matters including indemnification and certain ongoing commercial arrangements.

Under the Separation Agreement the Company has the right not to complete the Spin-Off if, at any time, the Company’s board of directors (the “Board”) determines, in its sole and absolute discretion, that the Spin-Off is not in the best interests of the Company or its stockholders, or is otherwise not advisable.

The description of the Separation Agreement is qualified in its entirety by reference to the full text of the Separation Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01  Regulation FD Disclosure

On July 14, the Company announced a dividend policy to take effect following the Spin-Off.  The Board has approved a policy of paying dividends at an annual rate of $0.60 per share of Company Common Stock, payable in four installments of $0.15 per share of Company Common Stock, with such quarterly dividends to be declared on a quarterly basis by the Board, taking into account such considerations as the Board may deem relevant at the time, including, without limitation, the Company’s financial condition, financial performance, available liquidity, any applicable restrictions under the Company’s credit facilities and applicable legal requirements.

In accordance with the dividend policy, the Board has declared a dividend equal to $0.15 per share of Company Common Stock to the holders of record of Company Common Stock as of the close of business on August 7, 2015, with such dividend being payable on August 17, 2015.

In connection with the Spin-Off, BNED will deliver presentations to certain potential investors as part of a roadshow.  A copy of the presentation for use during the roadshow is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference in its entirety to this Item 7.01.

The information furnished pursuant to this Item 7.01, including Exhibit 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under Section 18 of the Exchange Act and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.

Item 8.01.  Other Events.

On July 14, 2015, the Company announced the timing and details regarding the Company’s distribution of all issued and outstanding shares of BNED Common Stock to the Company’s stockholders as a pro rata dividend in the Spin-Off. The Company’s board of directors has declared a pro rata dividend of BNED Common Stock to be made at 12:01 a.m. New York City time on August 2, 2015, to the Company’s stockholders of record as of 5:00 p.m. New York City time on July 27, 2015 (the “Record Date”). Each stockholder of record of the Company will receive a distribution of 0.632 shares of BNED Common Stock for each share of Company Common Stock that it holds on the Record Date. The distribution is subject to the satisfaction or waiver of certain conditions. A copy of the press release is included as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits

(d)  The following exhibits are filed as a part of this Report.

Exhibit No.	Description
2.1	Separation and Distribution Agreement, dated as of July 14, 2015, between Barnes & Noble, Inc. and Barnes & Noble Education, Inc.
99.1	Press release issued on July 14, 2015 by Barnes & Noble, Inc.
99.2	Barnes & Noble Education, Inc. Investor Presentation, July 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BARNES & NOBLE, INC.,

Date: July 14, 2015	By:	/s/ Bradley A. Feuer
Name: Bradley A. Feuer
Title: Vice President, General Counsel and Corporate Secretary

BARNES & NOBLE, INC.

EXHIBIT INDEX

Exhibit No.	Description
2.1	Separation and Distribution Agreement, dated as of July 14, 2015, between Barnes & Noble, Inc. and Barnes & Noble Education, Inc.
99.1	Press release issued on July 14, 2015 by Barnes & Noble, Inc.
99.2	Barnes & Noble Education, Inc. Investor Presentation, July 2015